UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 14, 2011

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 14, 2011, Integrated Device Technology, Inc. (“IDT”) received notice from Alpha and Omega Semiconductor Limited (“AOS”) that AOS has exercised an option to acquire IDT’s Hillsboro, Oregon wafer fabrication facility and related assets. As previously announced, IDT granted AOS an option to acquire the wafer fabrication facility and related assets for $26 million under a foundry service arrangement with AOS. The anticipated sale is subject to the execution of a definitive asset purchase agreement with customary closing conditions between AOS and IDT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2011	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ RICHARD D. CROWLEY, JR
Richard D. Crowley, Jr.
Vice President, Chief Financial Officer
(duly authorized officer)